Exhibit 99.1

Boeing Reports Second Quarter Results
Second Quarter 2024
•Submitted comprehensive safety and quality plan to the Federal Aviation Administration
•Announced agreement to acquire Spirit AeroSystems in July; transaction expected to close mid-2025
•Revenue of $16.9 billion, GAAP loss per share of ($2.33) and core (non-GAAP)* loss per share of ($2.90)
•Operating cash flow of ($3.9) billion and free cash flow of ($4.3) billion (non-GAAP)*
•Total company backlog of $516 billion, including over 5,400 commercial airplanes

Table 1. Summary Financial Results	Second Quarter			First Half
(Dollars in Millions, except per share data)	2024	2023	Change	2024	2023	Change

Revenues	$16,866	$19,751	(15)%	$33,435	$37,672	(11)%

GAAP
Loss from operations	($1,090)	($99)	NM	($1,176)	($248)	NM
Operating margins	(6.5)%	(0.5)%	NM	(3.5)%	(0.7)%	NM
Net loss	($1,439)	($149)	NM	($1,794)	($574)	NM
Loss per share	($2.33)	($0.25)	NM	($2.90)	($0.93)	NM
Operating cash flow	($3,923)	$2,875	NM	($7,285)	$2,557	NM
Non-GAAP*
Core operating loss	($1,392)	($390)	NM	($1,780)	($830)	NM
Core operating margins	(8.3)%	(2.0)%	NM	(5.3)%	(2.2)%	NM
Core loss per share	($2.90)	($0.82)	NM	($4.04)	($2.08)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    ARLINGTON, Va., July 31, 2024 – The Boeing Company [NYSE: BA] recorded second quarter revenue of $16.9 billion, GAAP loss per share of ($2.33) and core loss per share (non-GAAP)* of ($2.90) (Table 1). Boeing reported operating cash flow of ($3.9) billion and free cash flow of ($4.3) billion (non-GAAP)*. Results primarily reflect lower commercial delivery volume and losses on fixed-price defense development programs.
“Despite a challenging quarter, we are making substantial progress strengthening our quality management system and positioning our company for the future,” said Dave Calhoun, Boeing president and chief executive officer. “We are executing on our comprehensive safety and quality plan and have reached an agreement to acquire Spirit AeroSystems. While we have more work ahead, the steps we’re taking will help stabilize our operations and ensure Boeing is the company the world needs it to be. We are making important progress in our recovery and will continue to build trust through action and transparency.”

Table 2. Cash Flow	Second Quarter		First Half
(Millions)	2024	2023	2024	2023
Operating cash flow	($3,923)	$2,875	($7,285)	$2,557
Less additions to property, plant & equipment	($404)	($296)	($971)	($764)
Free cash flow*	($4,327)	$2,579	($8,256)	$1,793
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    Operating cash flow was ($3.9) billion in the quarter reflecting lower commercial deliveries, as well as unfavorable working capital timing (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances	Quarter End
(Billions)	Q2 24	Q1 24
Cash	$10.9	$6.9
Marketable securities[1]	$1.7	$0.6
Total	$12.6	$7.5

Consolidated debt	$57.9	$47.9
1 Marketable securities consist primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities totaled $12.6 billion, compared to $7.5 billion at the beginning of the quarter driven by the $10.0 billion issuance of new debt partially offset by the usage of free cash flow in the quarter (Table 3). Debt was $57.9 billion, up from $47.9 billion at the beginning of the quarter due to the issuance of new debt. The company has access to credit facilities of $10.0 billion, which remain undrawn.
Total company backlog at quarter end was $516 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Second Quarter			First Half
(Dollars in Millions)	2024	2023	Change	2024	2023	Change

Deliveries	92	136	(32)%	175	266	(34)%

Revenues	$6,003	$8,840	(32)%	$10,656	$15,544	(31)%
Loss from operations	($715)	($383)	NM	($1,858)	($998)	NM
Operating margins	(11.9)%	(4.3)%	NM	(17.4)%	(6.4)%	NM
Commercial Airplanes second quarter revenue of $6.0 billion and operating margin of (11.9) percent primarily reflect lower deliveries and planned higher period costs, including research and development (Table 4).
During the quarter, the company submitted its comprehensive safety and quality plan to the Federal Aviation Administration (FAA). The 737 program gradually increased production during the quarter and still plans to increase production to 38 per month by year end. The 787 program maintains plans to return to 5 per month by year end. In July, the company announced an agreement to acquire Spirit AeroSystems, and the 777X program began FAA certification flight testing after obtaining type inspection authorization.
Commercial Airplanes delivered 92 airplanes during the quarter and backlog included over 5,400 airplanes valued at $437 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	Second Quarter			First Half
(Dollars in Millions)	2024	2023	Change	2024	2023	Change

Revenues	$6,021	$6,167	(2)%	$12,971	$12,706	2%
Loss from operations	($913)	($527)	NM	($762)	($739)	NM
Operating margins	(15.2)%	(8.5)%	NM	(5.9)%	(5.8)%	NM
    Defense, Space & Security second quarter revenue was $6.0 billion. Second quarter operating margin of (15.2) percent primarily reflects $1.0 billion of losses on certain fixed-price development programs, including a $391 million loss on the KC-46A program largely driven by a slowdown of commercial production and supply chain constraints. Losses recorded on the T-7A, VC-25B, and Commercial Crew programs reflect higher estimated engineering and manufacturing costs, as well as technical challenges.
During the quarter, Defense, Space & Security captured an award for seven MH-139A helicopters from the U.S. Air Force and delivered the first CH-47F Block II Chinook to the U.S. Army. Backlog at Defense, Space & Security was $59 billion, of which 31 percent represents orders from customers outside the U.S.

Global Services

Table 6. Global Services	Second Quarter			First Half
(Dollars in Millions)	2024	2023	Change	2024	2023	Change

Revenues	$4,889	$4,746	3%	$9,934	$9,466	5%
Earnings from operations	$870	$856	2%	$1,786	$1,703	5%
Operating margins	17.8%	18.0%	-0.2 pts	18.0%	18.0%	0.0 pts
    Global Services second quarter revenue of $4.9 billion and operating margin of 17.8 percent reflect higher commercial volume and mix.
During the quarter, Global Services secured an Apache performance-based logistics contract from the U.S. Army and captured FliteDeck Pro service contracts with Hainan Airlines and Ryanair.
Additional Financial Information

Table 7. Additional Financial Information	Second Quarter		First Half
(Dollars in Millions)	2024	2023	2024	2023
Revenues
Unallocated items, eliminations and other	($47)	($2)	($126)	($44)
(Loss)/earnings from operations
Other unallocated items and eliminations	($634)	($336)	($946)	($796)
FAS/CAS service cost adjustment	$302	$291	$604	$582
Other income, net	$248	$320	$525	$622
Interest and debt expense	($673)	($621)	($1,242)	($1,270)
Effective tax rate	5.0%	62.8%	5.2%	35.9%
    Other unallocated items and eliminations include an earnings charge of $244 million that reflects a fine that would be paid to the U.S. Department of Justice pursuant to an agreement that was recently filed in federal district court, if the agreement is approved.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings/(loss), Core Operating Margin and Core Earnings/(loss) Per Share
    Core operating earnings/(loss) is defined as GAAP Earnings/(loss) from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as Core operating earnings/(loss) expressed as a percentage of revenue. Core earnings/(loss) per share is defined as GAAP Diluted earnings/(loss) per share excluding the net earnings/(loss) per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings/(loss), core operating margin and core earnings/(loss) per share for purposes of evaluating and forecasting underlying business performance. Management believes these core measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is provided on page 12 and 13.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. See Table 2 on page 2 for reconciliation of free cash flow to GAAP operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and other similar words or expressions, or the negative thereof, generally can be used to help identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, production quality issues, commercial airplane production rates, our ability to successfully develop and certify new aircraft or new derivative aircraft, and the ability of our aircraft to meet stringent performance and reliability standards; (4) our pending acquisition of Spirit AeroSystems Holdings, Inc. (Spirit), including the satisfaction of closing conditions in the expected timeframe or at all, (5) changing budget and appropriation levels and acquisition priorities of the U.S. government, as well as significant delays in U.S. government appropriations; (6) our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials; (7) work stoppages or other labor disruptions; (8) competition within our markets; (9) our non-U.S. operations and sales to non-U.S. customers; (10) changes in accounting estimates; (11) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures, including anticipated synergies and quality improvements related to our pending acquisition of Spirit; (12) our dependence on U.S. government contracts; (13) our reliance on fixed-price contracts; (14) our reliance on cost-type contracts; (15) contracts that include in-orbit incentive payments; (16) unauthorized access to our, our customers’ and/or our suppliers' information and systems; (17) potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises; (18) potential adverse developments in new or pending litigation and/or government inquiries or investigations; (19) potential environmental liabilities; (20) effects of climate change and legal, regulatory or market responses to such change; (21) credit rating agency actions and changes in our ability to obtain debt financing on commercially reasonable terms, at competitive rates and in sufficient amounts; (22) substantial pension and other postretirement benefit obligations; (23) the adequacy of our insurance coverage; and (24) customer and aircraft concentration in our customer financing portfolio.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Matt Welch or David Dufault BoeingInvestorRelations@boeing.com
Communications:	Michael Friedman media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
`

	Six months ended June 30		Three months ended June 30
(Dollars in millions, except per share data)	2024	2023	2024	2023
Sales of products	$26,792	$31,601	$13,524	$16,687
Sales of services	6,643	6,071	3,342	3,064
Total revenues	33,435	37,672	16,866	19,751

Cost of products	(24,971)	(28,676)	(12,907)	(15,123)
Cost of services	(5,359)	(5,134)	(2,730)	(2,689)
Total costs and expenses	(30,330)	(33,810)	(15,637)	(17,812)
	3,105	3,862	1,229	1,939
Income from operating investments, net	74	17	7	44
General and administrative expense	(2,538)	(2,590)	(1,377)	(1,286)
Research and development expense, net	(1,822)	(1,538)	(954)	(797)
Gain on dispositions, net	5	1	5	1
Loss from operations	(1,176)	(248)	(1,090)	(99)
Other income, net	525	622	248	320
Interest and debt expense	(1,242)	(1,270)	(673)	(621)
Loss before income taxes	(1,893)	(896)	(1,515)	(400)
Income tax benefit	99	322	76	251
Net loss	(1,794)	(574)	(1,439)	(149)
Less: net loss attributable to noncontrolling interest	(12)	(11)
Net loss attributable to Boeing Shareholders	($1,782)	($563)	($1,439)	($149)

Basic loss per share	($2.90)	($0.93)	($2.33)	($0.25)

Diluted loss per share	($2.90)	($0.93)	($2.33)	($0.25)

Weighted average diluted shares (millions)	614.8	603.9	616.6	605.5

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	June 30 2024	December 31 2023
Assets
Cash and cash equivalents	$10,894	$12,691
Short-term and other investments	1,727	3,274
Accounts receivable, net	3,155	2,649
Unbilled receivables, net	9,660	8,317
Current portion of financing receivables, net	60	99
Inventories	85,661	79,741
Other current assets, net	3,282	2,504
Total current assets	114,439	109,275
Financing receivables and operating lease equipment, net	785	860
Property, plant and equipment, net of accumulated depreciation of $22,640 and $22,245	10,976	10,661
Goodwill	8,108	8,093
Acquired intangible assets, net	2,067	2,094
Deferred income taxes		59
Investments	1,026	1,035
Other assets, net of accumulated amortization of $1,001 and $1,046	5,319	4,935
Total assets	$142,720	$137,012
Liabilities and equity
Accounts payable	$11,864	$11,964
Accrued liabilities	21,850	22,331
Advances and progress billings	58,151	56,328
Short-term debt and current portion of long-term debt	4,765	5,204
Total current liabilities	96,630	95,827
Deferred income taxes	291	229
Accrued retiree health care	2,159	2,233
Accrued pension plan liability, net	6,248	6,516
Other long-term liabilities	2,212	2,332
Long-term debt	53,162	47,103
Total liabilities	160,702	154,240
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	10,727	10,309
Treasury stock, at cost - 396,730,470 and 402,746,136 shares	(48,841)	(49,549)
Retained earnings	25,469	27,251
Accumulated other comprehensive loss	(10,392)	(10,305)
Total shareholders’ deficit	(17,976)	(17,233)
Noncontrolling interests	(6)	5
Total equity	(17,982)	(17,228)
Total liabilities and equity	$142,720	$137,012

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Six months ended June 30
(Dollars in millions)	2024	2023
Cash flows – operating activities:
Net loss	($1,794)	($574)
Adjustments to reconcile net loss to net cash (used)/provided by operating activities:
Non-cash items –
Share-based plans expense	208	381
Treasury shares issued for 401(k) contribution	953	862
Depreciation and amortization	883	913
Investment/asset impairment charges, net	34	12
Gain on dispositions, net	(5)	(1)
Other charges and credits, net	(34)	30
Changes in assets and liabilities –
Accounts receivable	(522)	(433)
Unbilled receivables	(1,345)	(721)
Advances and progress billings	1,886	2,228
Inventories	(5,937)	(241)
Other current assets	(320)	313
Accounts payable	(222)	852
Accrued liabilities	(443)	(399)
Income taxes receivable, payable and deferred	(188)	(424)
Other long-term liabilities	(148)	(180)
Pension and other postretirement plans	(491)	(520)
Financing receivables and operating lease equipment, net	149	419
Other	51	40
Net cash used/(provided) by operating activities	(7,285)	2,557
Cash flows – investing activities:
Payments to acquire property, plant and equipment	(971)	(764)
Proceeds from disposals of property, plant and equipment	30	13
Acquisitions, net of cash acquired	(50)
Contributions to investments	(1,617)	(9,496)
Proceeds from investments	3,173	5,567
Supplier notes receivable	(486)	(162)
Purchase of distribution rights	(88)
Other	(17)	4
Net cash used by investing activities	(26)	(4,838)
Cash flows – financing activities:
New borrowings	10,089	38
Debt repayments	(4,481)	(5,123)
Stock options exercised		44
Employee taxes on certain share-based payment arrangements	(67)	(48)
Other	(3)	(4)
Net cash provided/(used) by financing activities	5,538	(5,093)
Effect of exchange rate changes on cash and cash equivalents	(25)	2
Net decrease in cash & cash equivalents, including restricted	(1,798)	(7,372)
Cash & cash equivalents, including restricted, at beginning of year	12,713	14,647
Cash & cash equivalents, including restricted, at end of period	10,915	7,275
Less restricted cash & cash equivalents, included in Investments	21	21
Cash & cash equivalents at end of period	$10,894	$7,254

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Six months ended June 30		Three months ended June 30
(Dollars in millions)	2024	2023	2024	2023
Revenues:
Commercial Airplanes	$10,656	$15,544	$6,003	$8,840
Defense, Space & Security	12,971	12,706	6,021	6,167
Global Services	9,934	9,466	4,889	4,746
Unallocated items, eliminations and other	(126)	(44)	(47)	(2)
Total revenues	$33,435	$37,672	$16,866	$19,751
Loss from operations:
Commercial Airplanes	($1,858)	($998)	($715)	($383)
Defense, Space & Security	(762)	(739)	(913)	(527)
Global Services	1,786	1,703	870	856
Segment operating (loss)/earnings	(834)	(34)	(758)	(54)
Unallocated items, eliminations and other	(946)	(796)	(634)	(336)
FAS/CAS service cost adjustment	604	582	302	291
Loss from operations	(1,176)	(248)	(1,090)	(99)
Other income, net	525	622	248	320
Interest and debt expense	(1,242)	(1,270)	(673)	(621)
Loss before income taxes	(1,893)	(896)	(1,515)	(400)
Income tax expense	99	322	76	251
Net loss	(1,794)	(574)	(1,439)	(149)
Less: net loss attributable to noncontrolling interest	(12)	(11)
Net loss attributable to Boeing Shareholders	($1,782)	($563)	($1,439)	($149)

Research and development expense, net:
Commercial Airplanes	$1,073	$915	$555	$471
Defense, Space & Security	494	420	259	225
Global Services	67	54	41	28
Other	188	149	99	73
Total research and development expense, net	$1,822	$1,538	$954	$797
Unallocated items, eliminations and other:
Share-based plans	$53	($38)	$43	$14
Deferred compensation	(49)	(96)	(19)	(42)
Amortization of previously capitalized interest	(46)	(47)	(23)	(24)
Research and development expense, net	(188)	(149)	(99)	(73)
Eliminations and other unallocated items	(716)	(466)	(536)	(211)
Sub-total (included in Core operating loss)	(946)	(796)	(634)	(336)
Pension FAS/CAS service cost adjustment	460	445	230	222
Postretirement FAS/CAS service cost adjustment	144	137	72	69
FAS/CAS service cost adjustment	604	582	$302	$291
Total	($342)	($214)	($332)	($45)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Six months ended June 30		Three months ended June 30
Commercial Airplanes	2024	2023	2024	2023
737	137	216	70	103
747	—	1	—	—
767	9	9	6	8
777	7	9	7	5
787	22	31	9	20
Total	175	266	92	136

Defense, Space & Security
AH-64 Apache (New)	3	12	3	5
AH-64 Apache (Remanufactured)	13	29	7	16
CH-47 Chinook (New)	2	7	1	2
CH-47 Chinook (Renewed)	5	4	4	3
F-15 Models	7	6	6	4
F/A-18 Models	4	13	3	6
KC-46 Tanker	5	1	2	—
P-8 Models	3	5	2	2
Commercial Satellites	—	3	—	—
Total[1]	42	80	28	38
1 Deliveries of new-build production units, including remanufactures and modifications

Total backlog (Dollars in millions)	June 30 2024	December 31 2023
Commercial Airplanes	$436,574	$440,507
Defense, Space & Security	59,055	59,012
Global Services	19,487	19,869
Unallocated items, eliminations and other	758	807
Total backlog	$515,874	$520,195

Contractual backlog	$495,358	$497,094
Unobligated backlog	20,516	23,101
Total backlog	$515,874	$520,195

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures Core operating loss, Core operating margin, and Core loss per share with the most directly comparable GAAP financial measures of Loss from operations, operating margin, and Diluted loss per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Second Quarter 2024		Second Quarter 2023
	$ millions	Per Share	$ millions	Per Share
Revenues	16,866		19,751
Loss from operations (GAAP)	(1,090)		(99)
Operating margins (GAAP)	(6.5)%		(0.5)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(230)		(222)
Postretirement FAS/CAS service cost adjustment	(72)		(69)
FAS/CAS service cost adjustment	(302)		(291)
Core operating loss (non-GAAP)	($1,392)		($390)
Core operating margins (non-GAAP)	(8.3)%		(2.0)%

Diluted loss per share (GAAP)		($2.33)		($0.25)
Pension FAS/CAS service cost adjustment	($230)	(0.37)	($222)	(0.37)
Postretirement FAS/CAS service cost adjustment	(72)	(0.12)	(69)	(0.11)
Non-operating pension expense	(122)	(0.20)	(134)	(0.22)
Non-operating postretirement expense	(19)	(0.03)	(14)	(0.02)
Provision for deferred income taxes on adjustments [1]	93	0.15	92	0.15
Subtotal of adjustments	($350)	($0.57)	($347)	($0.57)
Core loss per share (non-GAAP)		($2.90)		($0.82)

Weighted average diluted shares (in millions)		616.6		605.5
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating loss, core operating margin, and core loss per share with the most directly comparable GAAP financial measures, loss from operations, operating margin, and diluted loss per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	First Half 2024		First Half 2023
	$ millions	Per Share	$ millions	Per Share
Revenues	33,435		37,672
Loss from operations (GAAP)	(1,176)		(248)
Operating margin (GAAP)	(3.5)%		(0.7)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(460)		(445)
Postretirement FAS/CAS service cost adjustment	(144)		(137)
FAS/CAS service cost adjustment	(604)		(582)
Core operating loss (non-GAAP)	(1,780)		(830)
Core operating margin (non-GAAP)	(5.3)%		(2.2)%

Diluted loss per share (GAAP)		(2.90)		(0.93)
Pension FAS/CAS service cost adjustment	(460)	(0.75)	(445)	(0.73)
Postretirement FAS/CAS service cost adjustment	(144)	(0.23)	(137)	(0.23)
Non-operating pension expense	(245)	(0.40)	(268)	(0.45)
Non-operating postretirement expense	(37)	(0.06)	(29)	(0.05)
Provision for deferred income taxes on adjustments [1]	186	0.30	185	0.31
Subtotal of adjustments	($700)	($1.14)	($694)	($1.15)
Core loss per share (non-GAAP)		($4.04)		($2.08)

Weighted average diluted shares (in millions)		614.8		603.9
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.